Exhibit 99.1

July 21, 2010
Global Clean Energy Holdings, Inc. Announces 2010 Annual Shareholder Meeting Results andReincorporation in Delaware

LONG BEACH, Calif.,July 21, 2010--(GLOBE NEWSWIRE) -- Global Clean Energy Holdings, Inc. (OTCBB:GCEH), a California-based biofuel feedstock development and operations company, announced today the results of the 2010 Annual Shareholder Meeting held in Los Angeles, California on July 15, 2010.

The following five agenda items were considered and approved by the shareholders:

1.	The re-election of all four Board of Director members:

•	David Walker
•	Mark Bernstein
•	Martin Wenzel
•	Richard Palmer

2.	Ratification of Hansen,Barnett & Maxwell, P.C. as the company’s independent auditors

3.	Adoption of the 2010 Equity Incentive Plan

4.	Reincorporation of the company in the state of Delaware

5.	Amendment to the Articles of Incorporation to grant permission to the Board of Directors to effect a reverse stock split at a future date

The reincorporation of the company in Delaware and the approval of the reverse stock split were approved with more than 94% of the shares voted on these measures, voting in favor of these actions.

After the voting was concluded, Richard Palmer, the company’s CEO and President, provided a brief overview of the company, its goals, available services and current operations.  An open Question and Answer session was held with the shareholders who were present.  Mr. Palmer concluded the meeting by stating, “We want to thank the shareholders for their votes and support of the Board and Management.  We are excited about our futuregrowth potential, and our ability to establish a strong base upon which to grow the company.”

On Monday, July 19, 2010, the reincorporation of the company from a Utah corporation to a Delaware corporation was completed,as approved by shareholders. In the reincorporation, each outstanding share of the company’s common stock was automatically converted into one share of common stock of the surviving Delaware corporation. Shareholders do not need to exchange their stock certificates for stock certificates in the Delaware corporation. The reincorporation did not result in any change in the company’s name, ticker symbol, CUSIP number, business, assets or operations. The management and Board of Directors of the company will remain the same.

The management and Board of Directors of the company believe that the reincorporation of the company in Delaware will provide the shareholders with the benefits of Delaware’s laws and attract more institutional investors.

The authority to execute a reverse stock split will enhance the Company’sability to move its common stock to be listed on NASDAQ or on another stock exchange.The Company will only execute the reverse split if the Board believesthere is a sound business reason to do so which will increase shareholder value.

As a service to the shareholders who were unable to attend the shareholder meeting, the meeting presentation is available on the company’s website at www.gceholdings.com.

About Global Clean Energy Holdings
Global Clean Energy Holdings, Inc. is an emerging renewable agri-energy company focused on the production of non-food based feedstock used as replacement for fossil fuels.  More information regarding Global Clean Energy Holdings, Inc. can be found at www.gceholdings.com

Caution Regarding Forward-Looking Statements
Any statements regarding Global Clean Energy Holdings, Inc. expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," “feel”, "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would”. Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of its efforts to plant, harvest, and commercialize feedstock oil from Jatropha curcas in Mexico. Global Clean Energy Holdings bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not be able to raise sufficient funds to develop the Jatropha plantations in Mexico, that we may face delays or other difficulties in acquiring and cultivating Jatropha farm lands in Mexico, that we may not be able to successfully commercialize Jatropha oil as expected, that the market for our Jatropha products will not grow as expected, and the risk that the Mexican Jatropha project will not achieve expectations because of the risks normally associated with creating a new business in a new market. For additional information about risks and uncertainties Global Clean Energy Holdings, Inc. faces, see the documents that Global Clean Energy Holdings, Inc. has filed with the SEC. Global Clean Energy Holdings, Inc. claims the protection of the safe harbor for forward-looking statements under the Act, and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
Global Clean Energy Holdings, Inc.
Merilee Myers at mmyers@gceholdings.com